                                                                    Exhibit 23.1


[KPMG LOGO]

         KPMG LLP
         Chartered Accountants                          Telephone (403) 691-8000
         1200 205 - 5th Avenue SW                         Telefax (403) 691-8008
         Calgary AB  T2P 4B9                                         www.kpmg.ca





ACCOUNTANTS' CONSENT

The Board of Directors
Agrium Inc.

We consent to the incorporation by reference in the Registration Statement dated April 7, 2004 on Form S-8 of Agrium Inc. of our report dated February 11, 2004 which report appears in the 2003 Annual Report on Form 40-F of Agrium Inc. for the fiscal year ended December 31, 2003.

Signed "KPMG LLP"



Chartered Accountants
Calgary, Alberta

April 7, 2004